Exhibit 99.1

Contacts:	Carl M. Mills Chief Financial Officer (408) 990-4000 cmills@quicklogic.com	Kristine Mozes Mozes Communications (781) 652-8875 kristine@mozescomm.com

QuickLogic Announces Third Quarter Results – Third Consecutive
Profitable Quarter – Revenue Increases 6% Year-Over-Year

SUNNYVALE, Calif. – October 26, 2005 – QuickLogic Corporation (NASDAQ: QUIK), the pioneer of Embedded Standard Products (ESPs) and the leader in lowest-power programmable logic solutions, today announced its financial results for the third quarter ended September 30, 2005.

Revenue for the third quarter of 2005 was $12.6 million, up 6 percent from $11.9 million in the third quarter of 2004, and down slightly from $12.8 million in the second quarter of 2005. ESP and Advanced ESP products contributed 36 percent of revenue in the third quarter of 2005, as compared with 41 percent of revenue in the second quarter of 2005. Under generally accepted accounting principles (GAAP), net income for the third quarter of 2005 was $1.6 million, or $0.06 per diluted share. This compares with a net loss of $899,000, or a net loss of $0.03 per share, in the third quarter of 2004, and with net income of $320,000, or $0.01 per diluted share, in the second quarter of 2005.

Non-GAAP net income for the third quarter of 2005 was $1.7 million, or $0.06 per diluted share, as compared with a non-GAAP net loss of $734,000, or a net loss of $0.03 per share, in the third quarter of 2004, and with non-GAAP net income of $1.8 million, or $0.06 per diluted share, in the second quarter of 2005. QuickLogic reports net income, or loss, in accordance with GAAP and additionally on a non-GAAP basis to highlight infrequent or non-recurring charges. Non-GAAP results, where applicable, exclude the write-off of long-lived assets and write-downs of the Company’s investment in Tower Semiconductor Ltd.

“We are very pleased to report our 14th consecutive quarter of year-over-year revenue growth, our third consecutive quarter of profitability, and a strong gross margin,” said E. Thomas Hart, chairman, president and CEO. “Our debt-free cash is greater than $23.4 million, its highest level in more than three years.  In addition, our low-power Eclipse II and QuickPCI II solutions

— more —

continue to show strong design-in activity, especially for micro hard drive and Wi-Fi bridging for professional consumer applications, and have begun to contribute meaningful revenue.”

Conference Call

QuickLogic will hold a conference call at 2:30 pm Pacific Time today, October 26, 2005, to discuss the third quarter financial results. To participate, please call 1-866-800-8651 or 1-617-614-2704 (international) by 2:20 p.m. Pacific Time on October 26, 2005. You will need to reference the pass code: 32645956. A live webcast of the conference call will be available via the investor relations page of the company’s website at www.quicklogic.com. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call 1-888-286-8010 or 1-617-801-6888 (international). You will need to reference the pass code: 44586843. The call recording will be archived until November 9, 2005 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is becoming the leading provider of the lowest power programmable logic solutions for the portable consumer, industrial, communications and military markets.  Our latest products, Eclipse™ II and QuickPCI™ II, are being used to implement bridge and control solutions in embedded systems requiring Wi-Fi and IDE-based hard disk drives.  QuickLogic’s proprietary ViaLink® technology offers significant benefits for programmable logic, including the lowest power, instant on capability and bullet proof intellectual property security.  The company is located at 1277 Orleans Drive, Sunnyvale, CA 94089-1138. For more information, please visit the QuickLogic web site at www.quicklogic.com.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company also uses calculations of (i) non-GAAP net income (loss), which represents net income (loss) excluding the effect of the write-off of long-lived assets and write-downs of the Company’s investment in Tower Semiconductor Ltd.; and (ii) non-GAAP net income (loss) per share, which represents basic and diluted net income (loss) per share excluding the write-off of long-lived assets and write-downs of the Company’s investment in Tower Semiconductor Ltd. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry. Investors should note, however, that the non-GAAP financial measures used by the Company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The Company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP net income (loss) to non-GAAP net income (loss) is included in the financial statements portion of this release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to design activity of our new products and the revenue generating potential of such new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from any such forward-looking statements. Factors that could cause actual results to differ materially include our ability to replace pASIC1 and pASIC2 revenue, which we expect to decline substantially due to end-of-life purchases of such products; delays in the market acceptance of the Company’s ESPs or new products; the ability to convert new design opportunities into customer revenue; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in revenue in 2005 or thereafter; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new product families; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

The QuickLogic name and logo are registered trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2005	September 30, 2004	June 30, 2005	September 30, 2005	September 30, 2004
Revenue	$12,645	$11,944	$12,770	$37,942	$33,533
Cost of revenue	4,326	6,059	4,614	13,828	15,079
Gross profit	8,319	5,885	8,156	24,114	18,454
Operating expenses:
Research and development	2,449	3,046	2,334	7,237	9,346
Selling, general and administrative	4,140	3,729	4,042	12,480	11,832
Total operating expenses	6,589	6,775	6,376	19,717	21,178
Income (loss) from operations	1,730	(890)	1,780	4,397	(2,724)
Write-down of marketable securities	—	—	(1,466)	(1,466)	—
Interest expense	(46)	(69)	(53)	(152)	(199)
Interest income and other, net	92	60	90	262	127
Income (loss) before income taxes	1,776	(899)	351	3,041	(2,796)
Provision for income taxes	154	—	31	235	—
Net income (loss)	$1,622	$(899)	$320	$2,806	$(2,796)

Net income (loss) per share:
Basic	$0.06	$(0.03)	$0.01	$0.10	$(0.11)
Diluted	$0.06	$(0.03)	$0.01	$0.10	$(0.11)
Weighted average shares:
Basic	27,146	25,786	26,747	26,759	25,300
Diluted	28,313	25,786	27,921	27,889	25,300

QUICKLOGIC CORPORATION

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2005	September 30, 2004	June 30, 2005	September 30, 2005	September 30, 2004
Revenue	$12,645	$11,944	$12,770	$37,942	$33,533
Cost of revenue	4,323	6,036	4,614	13,825	15,056
Gross profit	8,322	5,908	8,156	24,117	18,477
Operating expenses:
Research and development	2,387	2,939	2,334	7,175	9,239
Selling, general and administrative	4,139	3,694	4,042	12,479	11,797
Total operating expenses	6,526	6,633	6,376	19,654	21,036
Income (loss) from operations	1,796	(725)	1,780	4,463	(2,559)
Interest expense	(46)	(69)	(53)	(152)	(199)
Interest income and other, net	92	60	90	262	127
Income (loss) before income taxes	1,842	(734)	1,817	4,573	(2,631)
Provision for income taxes	154	—	31	235	—
Net income (loss)	$1,688	$(734)	$1,786	$4,338	$(2,631)

Net income (loss) per share:
Basic	$0.06	$(0.03)	$0.07	$0.16	$(0.10)
Diluted	$0.06	$(0.03)	$0.06	$0.16	$(0.10)
Weighted average shares:
Basic	27,146	25,786	26,747	26,759	25,300
Diluted	28,313	25,786	27,921	27,889	25,300

QUICKLOGIC CORPORATION

GAAP AND NON-GAAP NET INCOME (LOSS) RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2005	September 30, 2004	June 30, 2005	September 30, 2005	September 30, 2004
GAAP net income (loss)	$1,622	$(899)	$320	$2,806	$(2,796)
Charges excluded from non-GAAP net income (loss):
Write-off of long-lived assets	66	165	—	66	165
Write-down of investment in Tower Semiconductor Ltd.	—	—	1,466	1,466	—
Non-GAAP net income (loss)	$1,688	$(734)	$1,786	$4,338	$(2,631)

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2005	December 31, 2004(1)
ASSETS

Current assets:
Cash and cash equivalents	$25,393	$24,914
Short-term investment in Tower Semiconductor Ltd.	1,100	2,022
Accounts receivable, net	7,202	4,786
Inventory	8,377	6,741
Other current assets	1,057	1,506
Total current assets	43,129	39,969
Property and equipment, net	4,575	5,403
Investment in Tower Semiconductor Ltd.	554	1,017
Other assets	4,320	4,552

TOTAL ASSETS	$52,578	$50,941

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Revolving line of credit	$—	$2,000
Trade payables	3,043	4,119
Accrued liabilities	3,099	2,511
Deferred income on shipments to distributors	1,996	1,667
Current portion of debt and capital lease obligations	1,399	2,286
Total current liabilities	9,537	12,583

Long-term liabilities:
Debt and capital lease obligations, less current portion	589	1,036
Deferred royalty revenue	1,344	1,156
Total long-term liabilities	1,933	2,192
Total liabilities	11,470	14,775

Stockholders’ equity:
Common stock, at par value	27	26
Additional paid-in capital	157,891	155,837
Accumulated other comprehensive income	81	—
Accumulated deficit	(116,891)	(119,697)
Total stockholders’ equity	41,108	36,166

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$52,578	$50,941

(1)                Derived from the December 31, 2004 audited balance sheet included in the 2004 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q3	Q3	Q2	Q2 2005 to	Q3 2004 to
	2005	2004	2005	Q3 2005	Q3 2005
COMPOSITION OF REVENUE

Revenue by product (1):
Mature products	64%	62%	59%	7%	10%
Embedded standard products	26%	30%	27%	(5)%	(8)%
Advanced embedded standard products	10%	8%	14%	(28)%	23%

Revenue by geography:
North America	60%	46%	55%	9%	38%
Europe	29%	30%	17%	66%	2%
Japan	7%	15%	16%	(57)%	(52)%
Rest of world	4%	9%	12%	(71)%	(54)%

Revenue by end-customer segment:
Instrumentation and test	44%	41%	48%	(8)%	14%
Military and aerospace systems	32%	16%	17%	84%	106%
Datacom and telecom	15%	21%	19%	(19)%	(21)%
Graphics and imaging	5%	16%	5%	(13)%	(69)%
Computing	4%	6%	11%	(63)%	(29)%

_________________________

(1)                      Mature products include pASIC1, pASIC2 and pASIC3 products.  Embedded standard products include the QuickRAM, QuickPCI, QuickDSP, QuickFC, and V3 products. Advanced embedded standard products include our Eclipse, Eclipse II, QuickPCI II and QuickMIPS products, as well as programming hardware and software.